SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Cypress Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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———————————————————————————————————————
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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 2, 2001

Dear Stockholder:

            You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Thursday, May 3, 2001 at 10:00 a.m., Pacific Daylight Time, at our offices located at 3939 North First Street, San Jose, California 95134. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

            We hope you will be able to attend the Annual Meeting to listen to our report on the status of our business and performance during 2000 and near-term plans, and to ask any questions you may have.

            Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, this year you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

            Thank you for your on-going support and continued interest in Cypress Semiconductor Corporation.

Very truly yours, /s/ T.J. Rodgers —————————————— T.J. Rodgers President and Chief Executive Officer

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 3, 2001

TO THE STOCKHOLDERS:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on Thursday, May 3, 2001 at 10:00 a.m., Pacific Daylight Time, at our offices located at 3939 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect six directors to serve for the next year and until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 30, 2001.

3.	To ratify and approve the adoption of the Company’s 2001 Employee Stock Purchase Assistance Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

            The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on March 5, 2001 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment of the meeting. All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS /s/ Emmanuel Hernandez —————————————— Emmanuel Hernandez Secretary

San Jose, California April 2, 2001
IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

            The Board of Directors of Cypress Semiconductor Corporation is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our Annual Meeting of Stockholders (“Annual Meeting”) to be held Thursday, May 3, 2001 at 10:00 a.m., Pacific Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 3939 North First Street, San Jose, California 95134.

            Our principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is (408) 943-2600.

            These proxy solicitation materials were mailed on or about April 2, 2001 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

            Stockholders of record at the close of business on March 5, 2001, referred to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 126,372,513 shares outstanding of our common stock, par value $0.01 per share.

Revocability of Proxies

            Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

            Every stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes. On all other matters each share has one vote.

            We will bear the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for such firms’ expenses in forwarding solicitation material to beneficial owners. Some of our directors, officers and regular employees, may, without additional compensation, solicit proxies personally or by telephone or email.

Quorum; Abstentions; Broker Non-Votes

            The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our common stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” from a matter are treated as being present at the meeting for purposes of establishing a quorum. These shares are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and “entitled to vote on the subject matter,” referred to as the votes cast, with respect to such matter.

            While abstentions, which are votes ABSTAINED, will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

Cost of Soliciting Proxies

            The cost of soliciting proxies in connection with this proxy statement has been, or will be, borne by us. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $6,500.00, plus reimbursement of out-of-pocket expenses. In addition to solicitation by mail, we request that banks, brokers and other custodians, nominees and fiduciaries send proxy statements to the beneficial owners and secure their instructions as to consents. We may reimburse such banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners.

Deadline for Receipt of Stockholder Proposals

            Proposals of our stockholders, which are intended to be presented by such stockholders at our 2002 Annual Meeting of Stockholders must be received by us no later than December 3, 2001 in order to be included in the proxy statement and form of proxy relating to that meeting.

BOARD STRUCTURE AND COMPENSATION

Structure and Committees

            Eric A. Benhamou serves as Chairman of our Board of Directors. The Board of Directors held a total of 14 meetings during our 2000 fiscal year, which ended on December 31, 2000. Every director, except James Long who was elected as Board of Director in November, attended at least 75% of the number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which the Director served. The Board of Directors has an audit committee, a compensation committee and a nominating committee.

            The Audit Committee of our Board of Directors reviews our auditing, accounting, financial reporting and internal control functions and selects our independent auditors. The audit committee is comprised of Messrs. Benhamou and Lewis, and met 4 times during our 2000 fiscal year. Mr. Long joined the audit committee in January 2001. In discharging its duties, the committee:

•	reviews and approves the scope of the annual audit and the independent auditors’fees;

•	meets independently with our independent auditors and our senior management; and

•	reviews the general scope of our accounting, financial reporting, annual audit and internal audit program and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter.

            The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

            Our compensation committee met 3 times during our 2000 fiscal year and is comprised of Messrs. Lewis and Benhamou. The compensation committee:

•	reviews compensation and benefits for our senior executives;

•	has authority to grant stock options under our 1994 Stock Option Plan, as amended, to employees and consultants (including officers and directors who are also our employees or consultants); and

•	has authority to grant stock options under the 1999 Non-Qualified Stock Option Plan, as amended, including grants for new employees who join us through our acquisitions of other entities.

            The nominating committee consists of Messrs. Lewis and Shugart. During 2000, in a regularly scheduled Board of Directors meeting, the nominating committee nominated James Long as a member of the Board of Directors. The nominating committee has the authority to recommend candidates to stand for election to our Board of Directors, including any nomination of qualified individuals submitted in writing by stockholders.

Compensation of Directors

            We pay directors who are not employees $5,000 each quarter. The 1994 Option Plan provides for the automatic grant of nonstatutory options to our outside directors. Each outside director is granted an initial option to purchase 80,000 shares of common stock, referred to as the initial option, and an additional option to purchase 20,000 shares of common stock, referred to as the subsequent option, on a date one year after the date of grant of the initial option and on the same date each year thereafter. The initial 80,000 options are exercisable over a five-year period in annual installments of 16,000 shares, with the first installment becoming exercisable one year from the outside director’s election to the Board. The subsequent 20,000 options are exercisable over a five-year period in annual installments of 4,000 shares, with the first installment becoming exercisable one year from the date of grant of the option. The 1994 Option Plan provides for an on-going vesting program of 20,000 shares per year to each outside director. The exercise price of options granted under the 1994 Option Plan is the fair market value of our common stock on the date of grant.

            We have a consulting relationship with one of our directors, Fred B. Bialek. See “Certain Transactions.”

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

            A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. We do not expect any nominee will be unable or will decline to serve as a director.

            The following table provides information concerning our director nominees:

Name of Nominee	Age	Principal Occupation	Director Since
T.J. Rodgers	53	Our President and Chief Executive Officer	1982

Fred B. Bialek	67	Business Consultant	1991

Eric A. Benhamou	45	Our Chairman of the Board, and Chairman of the Board of 3Com Corporation	1993

John C. Lewis	65	Former Chairman of the Board of Amdahl Corporation	1993

Alan F. Shugart	70	Chairman, President and CEO of Al Shugart International	1998

James R. Long	58	Former Executive Vice President of Nortel Networks	2000

            Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among our directors or executive officers.

            T.J. Rodgers is a co-founder of Cypress and has been our President and Chief Executive Officer since 1982. Mr. Rodgers also serves as a director of C-Cube Microsystems Inc. and is the current Chairman of the Board of the Semiconductor Industry Association, referred to as SIA.

            Fred B. Bialek has been an independent business consultant since November 1986, during which time he has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to us in some of our acquisitions. Mr. Bialek, who was a founder of National Semiconductor Corporation, has over 30 years operating experience in semiconductor and related technology industries.

            Eric A. Benhamou serves as Chairman of the Board of Directors of 3Com Corporation. He served as Chief Executive Officer of 3Com Corporation from September 1990 through December 2000. He served as President from April 1990 through August 1998. Mr. Benhamou became Chairman of the Board of Directors of 3Com in July 1994. Mr. Benhamou served as 3Com’s Chief Operating Officer from April 1990 through September 1990. From October 1987 through April 1990, Mr. Benhamou held various general management positions within 3Com. Mr. Benhamou currently serves as Chairman of our Board of Directors and Chairman of the Board of Directors of Palm, Inc. He serves on the Board of Directors for Legato Systems, Inc., Atrica Inc. and the New America Foundation as well as the Stanford University School of Engineering Board of Advisors. He also serves as Chairman of Western Governor’s University’s National Advisory Board. Mr. Benhamou is also a member of the U.S. President’s Information Technology Advisory Committee.

            John C. Lewis was Chairman of the Board of Amdahl Corporation, a supplier of solutions-oriented information processing systems, software and services for all types of computing environments, from 1987 to July 2000. He was President of Amdahl from 1977 until 1987 and Chief Executive Officer of Amdahl from 1983 until 1992 and from 1996 through 1997. Mr. Lewis also serves as a director of Vitesse Semiconductor Corporation and Pinnacle Systems, Inc.

            Alan F. Shugart founded Seagate Technology, Inc. in 1979, and served as Chief Executive Officer until July 1998. In 1998, he established Al Shugart International, a startup resource company. Mr. Shugart also serves as a director of SanDisk Corporation, Valence Technology Inc., Inktomi Corporation, NxtWave Communications, Blue Sky Research, and Shugart Technology.

            James R. Long retired in 1999 as Executive Vice President of Nortel Networks and President of Nortel Enterprise Solutions. Previously he was President of Nortel World Trade, responsible for all Nortel activities outside of North America. Prior to joining Nortel in 1992, Mr. Long held a variety of senior executive positions with IBM Corp. and Rolm Co., an IBM and Siemens joint venture. He currently serves on the boards of NCR Corp., Polynesian Cultural Center, Symon Communications and 3Com.

Required Vote

            The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

            The Audit Committee of Cypress’ Board of Directors serves as the representative of Cypress’ Board of Directors for general oversight of Cypress’ financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

            Cypress’ management has primary responsibility for preparing Cypress’ financial statements and for its financial reporting process. Cypress’ independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Cypress’ audited financial statements to generally accepted accounting principles.

            In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Cypress’ management.

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3.	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors’independence, including whether the independent auditors’provision of non-audit services to Cypress is compatible with the independent auditors’independence.

            Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Cypress’ Board of Directors and the Board approved, that the audited financial statements be included in Cypress’ Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

            Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS /s/ Eric A. Benhamou —————————————— Eric A. Benhamou /s/ John C. Lewis ————————————— John C. Lewis /s/ James R. Long ————————————— James R. Long

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PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

            The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 30, 2001, subject to ratification by our stockholders.

            PricewaterhouseCoopers LLP has served as our independent auditors since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

            Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

            If the stockholders fail to ratify the selection of our independent auditors, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in ours and our stockholders’ best interests.

Fees billed to Cypress by PricewaterhouseCoopers LLP
during the fiscal year ended December 31, 2000 are as follows:

•	Audit Fees: Audit fees billed to us by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000, for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $477,000.

•	Financial Information Systems Design and Implementation Fees: We did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

•	All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP were $2,168,000 for the fiscal year ending December 31, 2000. These services primarily included assistance with 1933 Securities Act filings, accounting technical advice, income and other tax consulting and acquisitions due diligence.

            The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 30, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Required Vote; Recommendation of the Board of Directors

            Affirmative votes constituting a majority of the votes cast will be required to approve this proposal.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL THREE

APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE ASSISTANCE PLAN

            On March 7, 2001, our Board of Directors approved a 2001 Employee Stock Purchase Assistance Plan, which we will refer to as the Plan, and is now seeking stockholder approval of the Plan. The primary objectives of the Plan are to provide Cypress with an additional means to attract and retain employees and, by encouraging employees to hold Cypress stock, to more closely align the interests of our employee base with those of our stockholders. A copy of the Plan is attached as Appendix B to this proxy statement.

            The Plan allows us to make loans to employees to purchase shares of our common stock on the open market. Employees of Cypress and its subsidiaries, including executive officers of Cypress, may participate in the Plan. Each loan will be evidenced by a full recourse promissory note executed by the employee in favor of Cypress and will be secured by a pledge of the shares of our common stock purchased with the proceeds of the loan. If a participant sells the shares of our common stock purchased with the proceeds of loan, the proceeds of the sale must first be used to repay the principal and interest on the loan before being received by the employee. The loans will bear interest at a rate at least equal to the applicable federal rate under Section 1274 of the Internal Revenue Code for long-term loans, compounded annually. All other terms of a loan will be determined by our Board of Directors on a case-by-case basis.

            The plan will be administered by the Board of Directors. The Board of Directors may delegate responsibility for administration of all or part of the Plan to officers of Cypress. Notwithstanding any such delegation by our Board of Directors, the officers administering the Plan will not have the power or authority to make loans under the Plan except in accordance with guidelines established by the Board of Directors, to amend, modify or waive any provision of the Plan or to forgive any loan without the approval of the Board of Directors. The Board of Directors may amend the Plan at anytime, subject to any applicable requirements for stockholder approval.

            Your approval of the Plan will render it an “eligible plan” under Regulation U of the Federal Reserve Board.

            The Plan will become effective on May 3, 2001, subject to stockholder approval, and will terminate on the earlier of May 3, 2011, or such time as determined by our Board of Directors. Any purchase of our common stock under the Plan must be made in compliance with our policies regarding trading in stock of Cypress.

Required Vote; Recommendation of the Board of Directors

            Affirmative votes constituting a majority of outstanding shares cast will be required to approve this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by:

•	each of our directors;

•	our Chief Executive Officer and each of the four other most highly compensated individuals who served as our executive officers at fiscal year end (the “Named Officers”);

•	all individuals who served as directors or executive officers at fiscal year end as a group; and

•	each person who is known by us to own beneficially more than 5% of our common stock.

	Shares Beneficially Owned
Directors, Officers and 5% Stockholders	Number	Percent
Directors
T.J. Rodgers (1)	1,823,238	1.4%
Fred B. Bialek (2)	57,698	*
Eric A. Benhamou (3)	125,000	*
John C. Lewis (4)	110,000	*
Alan F. Shugart (5)	36,000	*
James Long (6)	4,300	*
Named Officers
Ralph Schmitt (7)	49,475	*
Antonio R. Alvarez (8)	178,894	*
Emmanuel T. Hernandez (9)	159,030	*
J. Daniel McCranie (Retired)	0	*
All directors and executive officers at fiscal year end as a group (9 persons) (10)	2,543,635	2.0%
5% Owners of Our Common Stock
T. Rowe Price Associates, Inc. (11)	8,665,000	6.9%

*	Less than 1%.

(1)	Mr. Rodgers is also our President and Chief Executive Officer. Includes 293,139 shares held directly and options to purchase 1,530,099 shares of common stock exercisable within 60 days of the Record Date.

(2)	Includes 3,541 shares held directly. Mr. Bialek has transferred 14,402 shares to family members for which shares Mr. Bialek disclaims any beneficial ownership. Also includes options held by Mr. Bialek to purchase 39,755 shares of common stock exercisable within 60 days of the Record Date.

(3)	Includes 100,000 shares directly held . Also includes options held by Mr. Benhamou to purchase 25,000 shares of common stock exercisable within 60 days of the Record Date.

(4)	Includes 30,000 shares held directly. Also includes options held by Mr. Lewis to purchase 80,000 shares of common stock exercisable within 60 days of the Record Date.

(5)	Includes 16,000 shares held directly. Also includes options held by Mr. Shugart to purchase 20,000 shares of common stock exercisable within 60 days of the Record Date.

(6)	Includes 4,300 shares held directly.

(7)	Includes 3,610 shares held directly. Also includes options held by Mr. Schmitt to purchase 45,865 shares of common stock exercisable within 60 days of the Record Date.

(8)	Includes options held by Mr. Alvarez to purchase 178,894 shares of common stock exercisable within 60 days of the Record Date.

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(9)	Includes 6,250 shares directly held and 12,932 shares transferred to family members. Also includes options held by Mr. Hernandez to purchase 139,848 shares of common stock exercisable within 60 days of the Record Date.

(10)	Includes 484,174 shares held directly by our executive officers and directors. Also includes options to purchase an aggregate of 2,059,461 shares of common stock exercisable within 60 days of the Record Date.

(11)	This information is provided based on the Schedule 13G filed by the named entity. The named entity provided the following address as the principal business office: 100 E. Pratt Street, Baltimore, Maryland 21202.

Executive Compensation

            The following table shows, as to each of the Named Officers, information concerning compensation paid for services to us in all capacities during the three fiscal years ended December 31, 2000.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Other ($)		Securities Underlying Options (#)	All Other Compensation ($)
T.J. Rodgers	2000	$371,060	$712,528	$ 1,000	(3)	400,000	—
President, Chief Executive	1999	$337,706	$405,316	$ 1,000	(3)	300,000	—
Officer and Director	1998	$344,453	$ 57,236	$ 1,000	(3)	200,000	—

J. Daniel McCranie (4)	2000	$342,990	$ 97,994	—		0	—
Vice President, Business	1999	$332,556	$291,173	—		70,000	$ 335,075	(6)
Development (Retired)	1998	$321,054	$ 57,936	—		192,000	$ 229,165	(5)

Ralph Schmitt	2000	$213,074	$297,115	$86,441	(7)	110,000	$ 8,473	(10)
Vice President, Marketing and	1999	$179,622	$ 11,632	$89,919	(7)	40,000	$ 285,787	(9)
Sales	1998	$162,901	$ 1,598	$19,530	(7)	20,000	$ 18,702	(8)

Antonio R. Alvarez	2000	$335,260	$426,484	—		70,000	$ 600	(12)
Vice President, Memory	1999	$316,425	$257,815	—		70,000	$ 322,108	(11)
Products Division and Research	1998	$281,538	$ 39,680	—		135,000	—
and Development

Emmanuel T. Hernandez	2000	$307,607	$410,852	—		40,000	$ 600	(12)
Vice President, Finance and	1999	$273,130	$261,437	—		80,000	$2,900,255	(13)
Administration, and Chief	1998	$246,192	$ 56,485	—		233,000	—
Financial Officer

(1)	Compensation is included in the year paid.

(2)	Includes bonus earned under our New Product Bonus Plan and Key Employee Bonus Plan. Bonuses given out under our Key Employee Bonus Plan are by virtue of the success in accomplishing certain group- and individual-specific goals.

(3)	Represents cash bonus of $1,000 earned and paid to Mr. Rodgers under our Patent Award Program in each of fiscal years 1998, 1999 and 2000.

(4)	Mr. McCranie retired on January 5, 2001.

(5)	Represents forgiveness of a promissory note payable by Mr. McCranie to us pursuant to the terms of a promissory note.

(6)	Represents a one-time retention bonus earned in 1999 and paid in early 2000.

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(7)	Represents sales related commission and bonus earned and paid to Mr. Schmitt.

(8)	Represents relocation reimbursement of $10,029 and auto reimbursement of $8,673.

(9)	Represents a one-time retention earned in 1999 and paid in early 2000 to Mr. Schmitt in the amount of $188,920 plus relocation reimbursement of $89,530 and auto reimbursement of $7,337.

(10)	Represents auto reimbursement of $7,698 and a published article bonus of $775.

(11)	Represents a one-time retention bonus earned in 1999 and paid in early 2000 to Mr. Alvarez in the amount of $321,900 plus the contribution of $208 towards the purchase of a computer made pursuant to our Computer Purchase Program.

(12)	Represents that portion of our contribution toward the purchase of computers made pursuant to our Computer Purchase Program, which is available to all employees.

(13)	Represents a one-time retention bonus earned and paid in 1999 to Mr. Hernandez in the amount of $2,899,701 plus the contribution of $554 towards the purchase of a computer made pursuant to our Computer Purchase Program.

            The following table shows, as to each of the Named Officers, option grants during the last fiscal year and the potential realizable value of those options, assuming 5% and 10% appreciation, at the end of their term:

Option Grants in Fiscal 2000

	Individual Grants
	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Granted(1)	Year(2)	Price(3)	Date(4)	5%(5)	10%(5)
T.J. Rodgers	400,000	4.79%	$23.19	12/14/2010	$5,832,998	$14,781,961
Ralph Schmitt (6)	40,000	0.48%	$39.63	08/11/2010	$996,798	$2,526,082
	70,000	0.84%	$23.19	12/14/2010	$1,020,775	$2,586,843
Antonio R. Alvarez	70,000	0.84%	$23.19	12/14/2010	$1,020,775	$2,586,843
Emmanuel T. Hernandez	40,000	0.48%	$23.19	12/14/2010	$583,300	$1,478,196
J. Daniel McCranie (retired)	0	0%	—	—	—	—

(1)	Options granted under our 1994 Stock Option Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant. All of the options granted and described in this table have these terms.

(2)	During the fiscal year ended December 31, 2000, Options to purchase an aggregate of 8,352,101 shares of our common stock were granted to employees, including options granted to employees of acquired companies.

(3)	The exercise price may be paid by check, cash or delivery of shares that are already owned.

(4)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated, upon the optionee’s death or if a third party acquires us.

(5)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price appreciation. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of our common stock were to increase at such rates from the price at 2000 fiscal year end ($19.6875 per share) over the next ten years, the resulting stock prices at 5% and 10% appreciation would be $32.07 and $51.06, respectively.

(6)	Mr. Schmitt was granted 40,000 shares of option for his promotion to Vice President of Sales and Marketing. As part of our Stock Option program, Mr. Schmitt was granted 70,000 shares of options in October.

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            The following table shows, for each of the Named Officers, information concerning options exercised during fiscal year 2000 and the value of options held at fiscal year end:

Aggregated Option Exercises in Fiscal Year 2000 and
Fiscal Year 2000 Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
T.J. Rodgers	270,000	$7,773,471	1,435,099	895,001	$13,868,809	$2,703,966
J. Daniel McCranie (retired)	118,396	$3,479,381	14,648	134,790	$ 107,260	$ 742,640
Ralph Schmitt	10,000	$ 429,375	30,742	153,694	$ 160,061	$ 219,687
Antonio R. Alvarez	130,000	$4,962,500	149,270	257,418	$ 1,205,159	$1,353,058
Emmanuel T. Hernandez	115,250	$5,001,017	124,057	151,117	$ 1,166,328	$ 563,184

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at December 29, 2000 ($19.6875) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Overview

            The compensation committee of the Board of Directors has the responsibility to review compensation programs and benefits for Cypress’ employees generally, and specifically for Cypress’ executive officers, and has exclusive authority to grant stock options to Cypress’ executive officers. We apply a consistent philosophy to compensation for all employees, including the executive officers, based on the premise that Cypress’ achievements result from the coordinated efforts of all individuals working toward common objectives. Cypress strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

Goals of the Compensation Program

            The goals of the compensation committee are to align executive compensation with business objectives and performance, and to enable Cypress to attract, retain and reward executive officers who contribute to Cypress’ long-term success. The compensation program for executive officers is based on the same principles applicable to compensation decisions for all of our employees:

•	Competitive Levels of Compensation. Cypress is committed to providing a compensation program that helps Cypress attract and retain the best people in the industry. To ensure that pay is competitive, we periodically review the compensation practices of other leading companies in the semiconductor industry. We believe that Cypress’ compensation levels fall within the median of industry compensation levels.

•	Performance-Driven Rewards. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

•	Performance and Compensation Feedback. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The Chief Executive Officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, we evaluate the extent to which the key objectives have been accomplished, which evaluation affects decisions on merit increases and stock option grants.

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Components of the Compensation Program

            Cypress’ compensation program, which consists of cash-based and equity-based compensation, allows Cypress to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees. The components are:

Cash-Based Compensation:

The compensation committee sets base salary for officers on the basis of level of responsibility, prior performance and other factors after reviewing the compensation levels for competitive positions in the market.

Cypress has a New Product Bonus Plan under which Cypress distributes to all employees, including executive officers, payments based on Cypress’ achieving certain levels of new product revenue, plus attaining certain levels of profitability. Cypress believes that all employees share the responsibility of achieving revenue and profit levels. Under the New Product Bonus Plan, Cypress’ specific performance criteria must be met in each fiscal quarter for employees to be eligible for bonuses. For fiscal year 1998, Cypress met these criteria only for the third quarter of that fiscal year. For fiscal years 1999 and 2000, Cypress met these criteria in all quarters.

Cypress has a Key Employee Bonus Plan in which the Chief Executive Officer, Vice Presidents and certain other key employees participated. Plan participants were eligible to receive bonuses (in each case a percentage of the participant’s base salary) based on Cypress’ achievement of a targeted level of sales, earnings per share and relative growth compared to industry average, as well as success in accomplishing certain group- and individual-specific goals. In 1998, bonuses were earned pursuant to the quarterly goal accomplishments for the last three quarters of the year. In 1999 and 2000, bonuses were paid pursuant to the quarterly goal accomplishments, sales, earnings, and growth portions of the plan.

Equity-Based Compensation:

Stock options provide additional incentives to officers and employees to work to maximize stockholder value. The options become exercisable over a defined period of employment with Cypress to encourage employees to remain with Cypress. In line with Cypress’ compensation philosophy, we grant stock options to all employees, commensurate with their potential contributions to Cypress. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Evergreen Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

Compensation of the Chief Executive Officer

            T.J. Rodgers has been Cypress’ President and Chief Executive Officer since Cypress’ incorporation in 1982. In determining Mr. Rodgers’ compensation, the compensation committee evaluates corporate performance, individual performance, compensation paid to Cypress’ other executive officers and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. In fiscal 2000, Mr. Rodgers’ salary was $371,060, and he earned a cash bonus of $31,920 under the New Product Bonus Plan, a cash bonus of $1,000 under our Patent Award Program and a cash bonus of $680,608 under the Key Employee Bonus Plan.

            A fundamental tenet of Cypress’ compensation policy, particularly with respect to compensation of the Chief Executive Officer, is to link the level of compensation obtained to Cypress’ performance as measured by profitability and growth. One way that we establish this link is to award Mr. Rodgers with compensation in the form of options to purchase stock, for the reason that the market will reward superior performance by Cypress, by increasing the value of his equity and penalize unsatisfactory performance by diminishing or eliminating such value. Through his equity ownership in Cypress, which consisted of 293,139 shares of common stock and options to purchase 1,530,099 shares of common stock as of the Record Date, Mr. Rodgers shares with other stockholders of Cypress a significant stake in the success of Cypress’ business.

            A second way that we establish the link between Cypress’ performance and level of compensation is by Cypress’ bonus plan, which awards variable compensation based to a substantial degree on an objective measure of Cypress’ profitability and long-term growth. It is the philosophy of Cypress and this committee to bias compensation toward this kind of variable compensation as well as equity awards. This means that when we perform well, as principally indicated by profitability, employees, and in particular the Chief Executive Officer, will be well compensated, to a level which may exceed the median of industry compensation levels. When our performance is below target levels, however, variable compensation will be limited or non-existent and equity compensation will not attain the same value, meaning that the Chief Executive Officer’s overall compensation package may well be below industry median levels. Consistent with our compensation objectives, Mr. Rodgers was awarded a bonus for accomplishments under the quarterly goals portion of the bonus plan and for achieving Cypress’ targeted levels of sales and earnings per share as set forth in the 2000 Key Employee Bonus Plan.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS /s/ Eric A. Benhamou —————————————— Eric A. Benhamou /s/ John C. Lewis —————————————— John C. Lewis

Compensation Committee Interlocks and Insider Participation

            No member of the Compensation Committee was or is one of our officers or employees.

Certain Transactions

            On April 1, 1998, we entered into a one-year consulting arrangement with Fred B. Bialek, a member of our Board of Directors. This agreement was extended in 1999 and 2000. Pursuant to the terms of the consulting agreement, Mr. Bialek was paid an annualized fixed retainer of $324,293 in 2000. In addition, we agreed to reimburse Mr. Bialek for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for us on receipt of invoice. Prior to its expiration, the consulting agreement is terminable by Mr. Bialek or us, 30 days following written notice of such termination.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) forms that they file.

            Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

Company Stock Price Performance

            The following graph shows a five-year comparison of cumulative total return for our stock, the Standard & Poor’s 500 Stock Index and the S&P Electronic Index for Semiconductor and Component Manufacturers, assuming $100 invested on January 1, 1996 in each investment. Total return assumes reinvestment of dividends. Past results are not an indication of future investment returns.

OTHER MATTERS

            We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

            It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, or by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS /s/ Emmanuel Hernandez ——————————— Emmanuel Hernandez Secretary
Dated: April 2, 2001 16

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
CYPRESS SEMICONDUCTOR CORPORATION

PURPOSE:

            The purpose of the Audit Committee of the Board of Directors of Cypress Semiconductor Corporation (the “Company”) shall be:

•	to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom;

•	to outline to the Board improvements made, or to be made, in internal accounting controls;

•	to nominate to the Board of Directors independent auditors to audit the Company’s financial statements and oversee the activities and independence of the auditors; and

•	to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

            The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

            The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and, on or before June 14, 2001 and thereafter, will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

1.	Each member will be an independent director, in accordance with the New York Stock Exchange Audit Committee requirements;

2.	Each member will financially literate or will become so in a reasonable amount of time (as determined by the Board of Directors) after becoming a member of the Audit Committee; and

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company’s financial reporting process;

•	Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

•	Reviewing fee arrangements with the independent auditors;

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

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•	Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

•	Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented;

•	Reviewing with management, before release, the audited financial statements and Management’s Discussion and Analysis in the Company’s Annual Report on Form 10-K;

•	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A;

•	Reviewing the Audit Committee’s own structure, processes and membership requirements;

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing management’s monitoring of compliance with the Company’s Standards of Business Conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, in conjunction with counsel, when necessary, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review of the Company’s investment policies;

•	If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist; and

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

            The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

            The Audit Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

            The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

            Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board in written form from time to time as may be appropriate, consistent with the Audit Committee’s charter.

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APPENDIX B

Cypress Semiconductor Corporation
2001 Employee Stock Purchase Assistance Plan

     This 2001 Employee Stock Purchase Assistance Plan (the “Plan”) is established by the Board of Directors of Cypress Semiconductor Corporation (the “Company”) as of March 7, 2001.

     1. Purpose. The purpose of the Plan is to provide the Company with the flexibility to offer competitive compensation packages to attract and retain employees by authorizing and empowering the Board of Directors, without further stockholder approval, to authorize the Company to make loans (each a “Loan”) for purchases of the Company’s Common Stock on the open market provided that the Board of Directors concludes that such loans are reasonably expected to benefit the Company.

     2. Participants. Loans may be made under the Plan to such employees (“Participants”) of the Company and its subsidiaries as shall be determined by the Board of Directors.

     3. Term of the Plan. The Plan shall become effective as of May 3, 2001, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Company present in person or by proxy present in person or by proxy and voting at the 2001 Annual Meeting of the Stockholders of the Company. The Plan shall terminate on the earlier of (a) May 3, 2011 or (b) such time as the Board of Directors of the Company may determine. Any Loan outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Loan shall be made under the Plan after May 3, 2011.

     4. Loans under the Plan. (a) Loans may be made under the Plan in such amounts as are approved by the Board of Directors.

     (b) Each Loan made pursuant to this Loan Plan will be evidenced by a full recourse promissory note executed by the recipient in favor of the Company and bearing interest at not less than the applicable federal rate under Internal Revenue Code Section 1274 for long-term loans, compounded annually. Each Loan made under the Loan Plan shall be secured by a first priority security interest in the Common Stock of the Company purchased with the proceeds of the Loan. All other terms of a Loan will be determined by the Board of Directors on a case-by-case basis.

     (c) The Board of Directors shall submit this Plan for approval by the Company’s stockholders in order to: (i) render it an “eligible plan” under Regulation U of the Federal Reserve Board; and (ii) satisfy any applicable approval requirements of the New York Stock Exchange.

     (d) The proceeds of the Loans made under the Plan may be used only for the purchase of Common Stock of the Company in open-market transactions. The amount of any Loan may not exceed the fair market value of the shares of Common Stock purchased with the proceeds of the Loan plus transaction costs. The fair market value of any shares of Common Stock shall be equal to the price paid for such shares in the open-market transaction in which they were purchased.

     (e) Each Loan shall be made pursuant to a promissory note, a pledge agreement and such other documentation as may be necessary to be entered into by the Company and a Participant at the time the Loan is made. The promissory note, pledge agreement and other documents shall be in a form adopted from time to time for use in connection with the Plan. The promissory note shall incorporate by reference all of the terms and conditions of the Plan as in effect at the time of the Loan and may contain such other terms and provisions as shall be approved and adopted by the Board of Directors.

     (f) All loans under the Plan must comply with all applicable requirements under the Company’s credit facilities in existence at the time of the Loan.

     5. Rights of Participants. (a) Except as otherwise provided in this Plan, or the promissory note, pledge agreement or other documents for any Loan, a Participant who purchases shares of Common Stock of the Company under the Plan shall have the same rights and privileges as any other stockholder of Common Stock of the Company, including, without limitation, the right to vote such share and to receive dividends or distributions thereon.

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     (b) If a Participant desires to sell any shares purchased under the Plan, he or she shall notify the Board of Directors or, if the Board of Directors has delegated responsibility for administration of the Plan, the Participant shall notify the officer of the Company to whom such responsibility has been delegated. The proceeds from the sale shall be applied to the principal of and accrued interest on the promissory note executed by the Participant. After repayment of the promissory note in full, the proceeds will be distributed to the Participant by check mailed to the address of the Participant on the Company’s records.

     6. No Continued Employment. Nothing in this Plan or any of the documents entered into by a Participant in connection with this Plan shall confer upon any Participant any right to continued employment by the Company or any of its subsidiaries for any specified period of time or interfere with any right of the Company to terminate such employment at any time.

     7. Administration. (a) The Plan shall be administered by the Board of Directors of the Company. The Board of Directors may delegate responsibility for the administration of all or part of the Plan to officers of the Company. Notwithstanding any such delegation by the Board of Directors, the officers administering the Plan will not have the power or authority to make Loans under the Plan except in accordance with guidelines established by the Board of Directors, to amend, modify or waive any provision of the Plan, or to forgive any Loans without the approval of the Board of Directors.

     (b) Any purchases of Common Stock of the Company under the Plan must be made in compliance with the Company’s policies, including insider trading policies, regarding trading in stock of the Company.

     8. Amendment. The Company’s Board of Directors shall make, in its sole and conclusive discretion, all determinations and interpretations required in connection with this Plan, and may amend this Plan in any regard at any time (subject to any contractual rights of loan recipients at the time and any requirement for stockholder approval of such amendments under Delaware law).

     9. Governing Law. The Plan shall be governed by and construed and interpreted in accordance with laws of the State of Delaware.

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